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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)            February 28, 2003

                          Shelbourne Properties I, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

         0-16345                                     04-3502384
--------------------------               ------------------------------------
 (Commission File Number)                (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, Boston, Massachusetts                     02114
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

                                 (617) 570-4600
              (Registrant's Telephone Number, Including Area Code)

               --------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On February 28, 2003, 568 Broadway Joint Venture, a partnership in which Shelbourne Properties I L.P. (the "Operating Partnership") indirectly holds a 38.925% interest, sold its property located in New York, New York for a gross purchase price of $87,500,000. The property was sold to 568 Broadway Holding LLC, an unaffiliated third party. After assumption of the debt encumbering the property ($10,000,000), closing adjustments and other closing costs, net proceeds were approximately $73,000,000 (approximately $28,415,250 of which were allocated to the Operating Partnership).


Item 5.  Other Events and Required FD Disclosure

         On February 28, 2003, the Board of directors of the Registrant declared a dividend of $52.00 per share payable on March 18, 2003 to holders of record on March 10, 2003. The dividend is being made from proceeds from the previously reported Fleet loan and the sale of the New York, New York property , as well as cash reserves.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)   Exhibits

               99.1 Press Release dated February 28, 2003 with respect to the sale of the New York, New York property and the declaration of the dividend.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 3rd day of March, 2003.

                                            Shelbourne Properties I, Inc.


                                            By: /s/ Peter Braverman
                                               -------------------------------
                                                    Peter Braverman
                                                    Executive Vice President


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                                  EXHIBIT INDEX


No.       Exhibit                                                     Page
---                                                                   ----

99.1      Press Release regarding Broadway Sale and Dividend            5